UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  FEBRUARY 20, 2014

DISCOUNT COUPONS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	333-183521	27-236124
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

 5584 Rio Vista Drive, Clearwater, Florida 33760

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(727) 324-0161

REGISTRANT’S TELEPHONE NUMBER

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

All correspondence to:

Frederick M. Lehrer, Esquire
Attorney and Counselor at Law
285 Uptown Road, 402
Altamonte Springs, Florida 32701
Office: (321) 972-8060
Email: flehrer@securitiesattorney1.com
Website: www.securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Discount Coupons Corporation, a Florida corporation, is referred to herein as “we”, “our” or “us”.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement;
Item 5.02 Departure of Directors and Principal Officer; Appointment of Principal Officer and Election of Directors;

Departure of Directors and Principal Officer:

On February 28, 2014, our Board of Directors accepted the resignation of Steven Winkler as our Chief Operating Officer/Director.  The resignation was not in connection with any of our operations, policies or practices.

Appointment of Principal Officer and Election of Directors:

On February 20, 2014, our Board of Directors nominated and appointed Brian Pentecost and Keith Holloway as our Directors.

On February 28, 2014, our Board of Directors appointed Bruce A. Sills as our Director.

On March 6, 2014, our Board of Directors appointed Brian Pentecost as our President and Keith Holloway as our Chief Operating Officer.

Biographical Information

Brian Pentecost
President

Brian Pentecost served as our Chief Marketing Officer from September 2011 to March 2014. From August 2010 to August 2011, Mr. Pentecost served as National Sales Manager for Atlantic Bedding and Furniture.  He also served as Director of Sales for Bari Furniture from April 2009 to July 2010.

Keith Holloway
COO

From August 2010 to March 2014, Keith Holloway served as our Vice President of Mergers and Acquisitions.   From July 1997 to August 2010, Keith Holloway served as Vice President and General Manager of the publically traded media company, Lamar Advertising.

Bruce A. Sills
Director

Bruce Sills has been Program manager for TriMark Strategic since December of 2013. From March 20011 to October 2013, Bruce Sills was a Consultant with Chick-fil-A. From February of 2007 to March 2011, he served as an Account Executive for Medtronics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014

DISCOUNT COUPONS CORP.

By:	/s/ Pat Martin
Chief Executive Officer